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Exhibit 99.12

GREAT LAKES CHEMICAL CORPORATION

NOTICE OF GUARANTEED DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

    This Notice of Guaranteed Delivery or one substantially similar hereto must be used to participate in the exchange offer of Great Lakes Chemical Corporation, as set forth in the offering circular-prospectus dated            , 2001 and the accompanying Letter of Transmittal, if (1) your stock certificate(s) representing shares of Great Lakes common stock are not immediately available, (2) you cannot complete the procedure for book-entry transfer on a timely basis or (3) you cannot deliver the certificate(s) and all other required documents to Computershare Trust Company of New York, the exchange agent, prior to the expiration date (as defined in the offering circular-prospectus). You may deliver this notice of guaranteed delivery by hand, facsimile transmission or mail to the exchange agent. For more details see the section entitled "The Exchange Offer—Guaranteed Delivery Procedure" in the offering circular-prospectus.

    The exchange agent for the exchange offer is:

COMPUTERSHARE TRUST COMPANY OF NEW YORK

BY MAIL:	BY HAND OR OVERNIGHT DELIVERY	BY FACSIMILE TRANSMISSION:
Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, NY 10268-1010	Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005	(for Eligible Institutions Only) (212) 701-7636 Confirm by Telephone: (212) 701-7624

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH
ABOVE OR TRANSMISSION VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER
THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "eligible institution" under the Instructions thereto, such signature guarantee must appear in Section III of the Letter of Transmittal.

    BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT THE SHARES OF GREAT LAKES COMMON STOCK LISTED ON THIS NOTICE WILL IN FACT BE DELIVERED TO THE EXCHANGE AGENT NO LATER THAN 5:00 P.M. NEW YORK CITY TIME, ON THE THIRD NEW YORK STOCK EXCHANGE TRADING DAY AFTER THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED TO THE EXCHANGE AGENT. FAILURE TO DELIVER STOCK CERTIFICATE(S) OR COMPLETE BOOK-ENTRY TRANSFER OF SUCH SHARES OF GREAT LAKES COMMON STOCK BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

Ladies and Gentlemen:

    I hereby tender to Great Lakes Chemical Corporation the shares of Great Lakes common stock listed below, upon the terms of and subject to the conditions set forth in the offering circular-prospectus and the related Letter of Transmittal and the Instructions thereto, receipt of which I hereby acknowledge, pursuant to the guaranteed delivery procedures set forth in the offering circular-prospectus:

Certificate No.		Number of Shares

The Book-entry Transfer Facility Account Number (If the Shares of Great Lakes Common Stock Will Be Tendered by Book-entry Transfer)		Sign Here
Account Number		Signature(s)
Number of Shares		Number and Street or P.O. Box
Dated:	, 2001	City, State, Zip Code

ODD-LOTS

    This section is to be completed ONLY if shares of Great Lakes common stock are being tendered by or on behalf of a person owning beneficially and of record an aggregate of less than 100 shares of Great Lakes common stock.

Check one:

      / /  I am the owner beneficially and of record of less than 100 shares of Great Lakes common stock, all of which are being tendered, or

      / /  I am a broker, dealer, commercial bank, trust company or other nominee who (1) is tendering, for the beneficial owners thereof, shares of Great Lakes common stock with respect to which I am the record owner, and (2) believe, based upon representations made to me by each such beneficial owner, that such owner owns beneficially less than 100 shares of Great Lakes common stock, and is tendering all such shares.

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a participant in the Security Transfer Agents Medallion Program, (a) represents and guarantees that the above-named person(s) "own(s)" the shares of Great Lakes common stock tendered hereby within the meaning of Rule 14e-4 of the Securities Exchange Act of 1934, as amended, (b) represents and guarantees that the tender of such shares of Great Lakes common stock complies with Rule 14e-4, and (c) guarantees delivery to the exchange agent of certificates for the shares of Great Lakes common stock tendered hereby, in proper form for transfer, or delivery of such shares of Great Lakes common stock pursuant to procedures for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal and any other required documents, unless an agent's message is utilized, all within three NYSE trading days after the date hereof.

Firm Name (Print)
Authorized Signature
Address
City, State, Zip Code
Area Code and Telephone Number
Date:	, 2001

DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED
DOCUMENTS WITH THIS FORM. THEY SHOULD BE SENT WITH THE
LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT
(UNLESS A BOOK-ENTRY TRANSFER FACILITY IS USED).

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  Exhibit 99.12
GREAT LAKES CHEMICAL CORPORATION NOTICE OF GUARANTEED DELIVERY (NOT TO BE USED FOR SIGNATURE GUARANTEE)
ODD-LOTS
GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)